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                                                              EXHIBIT 10.5(xiii)

                                AMENDMENT NO. 2
                            TO SEVERANCE AGREEMENT
                                    BETWEEN
                            THE CENTRIS GROUP, INC.
                                      AND
                             EDWARD D. JONES, III
                      _______________     _______________

   WHEREAS, THE CENTRIS GROUP, INC., a Delaware corporation (the "Company"), and EDWARD D. JONES, III (the "Executive") entered into a Severance Agreement dated December 4, 1996, and to an Amendment No. 1 thereto dated August 29, 1997 (collectively referred to herein as the "Agreement"), which relates to the termination of Executive's employment with the Company under certain circumstances; and

   WHEREAS, the Company and the Executive desire to amend Section 5(a) which defines the obligations of the Company regarding salary and bonus termination payments to Executive;

   NOW, THEREFORE, in consideration of the Executive's agreement to continue his employment with the Company for a period of a minimum of six (6) months from the date of this Amendment and the payment by the Company to Executive of $1.00 and other good and valuable consideration, receipt of which is hereby acknowledged, the Company and the Executive hereby agree to enter into this Amendment to the Agreement as follows:

   1. Section 5(a) of the Agreement as originally written shall be stricken and eliminated from the Agreement, and shall be completely replaced by a new Section 5(a), which shall read in full as follows:

         (a) Salary and Bonus: Subject to the limitations set forth in Section 7 hereof, the Company shall pay to the Executive that amount which is equal to his regular base salary, at the rate then in effect, for a period of
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   two (2) years, plus a bonus in an amount which shall be equal to the largest cash bonus actually received by Executive during his term of employment with the Company; provided, however, that if Executive shall have entered into an Employment Agreement with the Company which is in effect at the time of Executive's termination, then and in that event the Company and Executive agree that upon Executive's termination Executive shall be entitled to receive either (i) the salary and bonus termination payments under this
   Section 5(a), or (ii) the salary and bonus terminations payments provided for in such Employment Agreement, whichever salary and bonus termination payment is the greater; but under no conditions shall Executive be entitled to receive upon termination both the salary and bonus termination payments under this Severance Agreement and the salary and bonus termination payments under any such Employment Agreement.

   2. Apart from this Amendment, the terms of the Agreement as entered into on December 4, 1996 and as amended by Amendment No. 1 on August 29, 1997 shall otherwise in all respects remain as originally written to the extent that such terms do not conflict with or are inconsistent with this Amendment.

   IN WITNESS WHEREOF, this Amendment No. 2 has been executed by a duly authorized officer of the Company and by the Executive as of the 1st day of March, 1998.

   Company:                      THE CENTRIS GROUP, INC.
   -------



By /s/ David L. Cargile
   -----------------------------------------
       DAVID L. CARGILE
       President and Chief Executive Officer


   Executive:
   ---------


   /s/ Edward D. Jones, III
   -----------------------------------------
       EDWARD D. JONES, III